N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Partners EquityTrust
QS Global Equity Fund

Item 77D(g) : Policies with respect to security investments

In response to Sub-Items 77D(g), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 1, 2016 (Accession No. 0001193125-16-486021). The Registrant also incorporates by reference Post-Effective Amendment No. 354 to Form N-1A filed on February 24, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-475328).